Exhibit 3.1

Delaware	PAGE	1
The First State

I , JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MCJUNKIN RED MAN HOLDING CORPORATION”, CHANGING ITS NAME FROM “MCJUNKIN RED MAN HOLDING CORPORATION” TO “MRC GLOBAL INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF JANUARY, A . D . 2012, AT 1 : 16 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations Delivered 01 : 31 PM 01/10/2012 FILED 01 : 16 PM 01/10/2012 SRV 120030238 - 4254945 FILE

CERTIFICATE OF AMENDMENT

to the

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

McJUNKIN RED MAN HOLDING CORPORATION

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

McJunkin Red Man Holding Corporation (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL), does hereby certify as follows:

(1) The present name of the Corporation is McJunkin Red Man Holding Corporation.

(2) The name under which the Corporation was originally incorporated was McJ Holding Corporation.

(3) The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 20, 2006 (the “Original Certificate of Incorporation”).

(4) A Certificate of Amendment of the Original Certificate of Incorporation, changing the name of the Corporation from “McJ Holding Corporation” to “McJunkin Red Man Holding Corporation”, was filed with the Secretary of State of the State of Delaware on October 31, 2007.

(5) An Amended and Restated Certificate of Incorporation, which amended and restated the original Certificate of Incorporation in its entirety, was filed with the Secretary of State of the State of Delaware on June 17, 2008 (the “First Restated Certificate of Incorporation”).

(6) An Amended and Restated Certificate of Incorporation, which amended and restated the First Restated Certificate of Incorporation in its entirety, was filed with the Secretary of State of the State of Delaware on October 16, 2008 (the “Second Restated Certificate of Incorporation”).

(7) This Certificate of Amendment, which amends the Second Restated Certificate of Incorporation as set forth herein, has been duly adopted in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”).

(8) ARTICLE FIRST of the Second Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“Section 1.1 Name. The name of the Corporation is MRC Global Inc.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this 10th day of January, 2012.

McJUNKIN RED MAN HOLDING CORPORATION

By:	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Senior Vice President, Associate General Counsel, Chief Compliance Officer and Assistant Corporate Secretary